Exhibit 4.2

EXECUTION COPY

ATD MERGERSUB, INC.

$140,000,000 Senior Floating Rate Notes due 2012

INDENTURE

Dated as of March 31, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION

Trustee

i

EXHIBITS

EXHIBIT A	FORM OF SECURITY

EXHIBIT B	RESTRICTED LEGEND

EXHIBIT C	DTC LEGEND

EXHIBIT D	REGULATION S CERTIFICATE

EXHIBIT E	RULE 144A CERTIFICATE

EXHIBIT F	INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

EXHIBIT G	CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT H	TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(b)	7.08; 7.10
(c)	N/A
311 (a)	7.11
(b)	7.11
(c)	N/A
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	N/A
(b)(2)	7.06
(c)	12.02
(d)	7.06
314 (a)	4.02; 4.09
(b)	N/A
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	12.04
(d)	N/A
(e)	12.05
(f)	N/A
315 (a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.03
318 (a)	12.01

N/A means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of March 31, 2005, among ATD MERGERSUB, INC., a Delaware corporation (the “Issuer”), AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation (together with its successors, “Holdings”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (or any successor trustee, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s Senior Floating Rate Notes due 2012 issued on the Issue Date, (ii) any Additional Securities (as defined herein) that may be issued on any other issue date and (iii) if and when issued as provided in a Registration Rights Agreement, the Issuer’s Senior Floating Rate Notes due 2012 issued in a Registered Exchange Offer (as defined below) in exchange for any Securities referred to in clause (i) or (ii):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person’s merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning set forth in a Registration Rights Agreement.

“Additional Securities” means any Securities issued under this Indenture in addition to the Initial Securities, including any Exchange Securities issued in exchange for such Additional Securities, having the same terms in all respects as the Initial Securities except that interest will accrue on the Additional Securities from their issue date.

“Affiliate” of any specified Person means:

(1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person;

(2) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Voting Stock; or

(3) solely for purposes of the definition of “Initial Control Group,” any Person who is a director or officer of (a) such Person, (b) any Subsidiary of such Person or (c) any Person described in clause (1) or (2) above.

For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Amended and Restated Credit Facility” means the Fourth Amended and Restated Loan and Security Agreement expected to be dated on or about the Issue Date among American Tire Distributors, Inc., certain other co-borrowers party thereto and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

“Applicable Eurodollar Rate” means, for each quarterly period during which any Security is outstanding subsequent to the initial quarterly period beginning on the Issue Date and ending June 30, 2005, the rate determined by the Issuer (notice of such rate to be sent to the Trustee by the Issuer on the date of determination thereof) equal to the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such quarterly period; provided that, if no such British Bankers’ Association LIBOR rate is available to the Issuer, the Applicable Eurodollar Rate for the relevant quarterly period shall instead be the rate at which Banc of America Securities LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two business days prior to the first day of such quarterly period, in amounts equal to $1.0 million.

“Applicable Premium” means, with respect to any Security at any redemption date, the greater of (i) 1.0% of the principal amount of such Security or (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at April 1, 2007 (such redemption price being set forth in the table in Section 3.07(a)) plus (2) all required interest payments (calculated assuming that the Applicable Eurodollar Rate in effect on the date of such redemption is in effect at all times until April 1, 2007) due on such Security through April 1, 2007 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of merger or consolidation or a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole shall be governed by Section 5.01 or 5.02 and not by Section 4.06, and

(2) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer’s Subsidiaries (other than director’s qualifying shares),

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value in excess of, or for Net Proceeds in excess of $5.0 million.

Notwithstanding the foregoing, the following shall not be Asset Sales:

(a) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or a transfer of assets by the Issuer to a Restricted Subsidiary;

(b) a Restricted Payment or Permitted Investment that is permitted by Section 4.04 (including any formation of or contribution of assets to a Subsidiary or joint venture);

(c) any disposition of property or assets (including inventory and accounts receivable) of the Issuer or any of its Subsidiaries in the ordinary course of business, or that in the reasonable judgment of the Issuer, have become uneconomic, obsolete or worn out;

(d) the disposition of Cash Equivalents or cash;

(e) the sale or factoring of receivables or related assets (or a fractional undivided interest therein) on customary market terms pursuant to Credit Facilities or in a Qualified Receivables Transaction but only if the proceeds thereof received by the Issuer and its Restricted Subsidiaries, in the judgment of the Board of Directors, represent the fair market value of such receivables and other assets (net of customary discounts); and

(f) the sale or other disposition of Equity Interests of, or other Investments in, an Unrestricted Subsidiary.

“Authenticating Agent” refers to a Person engaged to authenticate the Securities in the stead of the Trustee.

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” or “group”, as such terms are used in Section 13(d)(3) of the Exchange Act, (i) such person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition and (ii) in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more members of the Initial Control Group (or one or more members of the Initial Control Group are deemed to share beneficial ownership with one or more other persons of any shares of Capital Stock), (a) such “group” shall be deemed not to have Beneficial Ownership of any shares held by a member of the Initial Control Group forming a part of such group and (b) any person (other than a member of the Initial Control Group) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by a member of the Initial Control Group that is a part of such group (or in which such person shares beneficial ownership).

“Berkshire Partners” means Berkshire Partners LLC.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or (except if used in the definition of “Change of Control”) any authorized committee of the Board of Directors of such Person;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to the sum of:

(1) 85% of the aggregate book value of all accounts receivable of the Issuer and its Restricted Subsidiaries; and

(2) 65% of the aggregate book value of all inventory owned by the Issuer and its Restricted Subsidiaries;

all calculated on a consolidated basis in accordance with GAAP.

To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Issuer shall use the most recent available information for purposes of calculating the Borrowing Base.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State or the state in which the Corporate Trust Office is located are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation is the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(3) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(2) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above or whose unsecured long-term Debt is rated not less than “A” by S&P or “A2” by Moody’s at the time such Investment is made or any Affiliate of any such financial institution;

(4) commercial paper rated “A2” or better by S&P or “P2” or better by Moody’s and in each case maturing within one year after the date of acquisition;

(5) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P;

(6) Debt with a rating of “A” or higher from S&P or “A2” or higher from Moody’s having a maturity not more than one year from the date of acquisition; and

(7) investment funds investing at least 95% of their assets in securities of the types described in clauses (1)-(6) above.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.

“Certificated Security” means a Security in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, becomes the Beneficial Owner, directly or indirectly (whether as a result of the issuance of securities of the Issuer or Holdings, as the case may be, any merger, consolidation, liquidation or dissolution of the Issuer or Holdings, as the case may be, any direct or indirect transfer of securities by the Initial Control Group or otherwise), of more than 50% of the total voting power of the Voting Stock of the Issuer or Holdings as the case may be, and the Initial Control Group does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer or Holdings, as the case may be;

(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” or “group” other than a member of the Initial Control Group;

(3) at any time after the first public offering of common stock of the Issuer or Holdings, as the case may be, any person other than the Initial Control Group (or their designated board members), (a)(i) nominates one or more individuals for election to the Board of Directors of the Issuer or Holdings, as the case may be, which individuals have not been approved for election by the Initial Control Group or a vote by the majority of the Board of Directors then in office and (ii) solicits proxies, authorizations or consents in connection therewith and (b) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Issue Date and not so approved represents a majority of the Board of Directors of the Issuer or Holdings as the case may be, following such election; or

(4) Holdings ceases to beneficially own, directly or indirectly, all of the Equity Interests of the Issuer (other than as a result of a merger, consolidation or transfer of all or substantially all the Issuer’s assets permitted by Section 5.01).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Commodity Hedging Agreements” means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in commodities prices.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) plus, without duplication, to the extent deducted in computing such Consolidated Net Income:

(a) Consolidated Interest Expense (including, without duplication, interest expense of Holdings to the extent related to the Holdings Notes) and the amortization of deferred financing costs of such Person and its Restricted Subsidiaries for such period;

(b) provision for taxes based on income, profits or capital (including franchise taxes) of such Person and its Restricted Subsidiaries for such period;

(c) depreciation and amortization expense, including amortization of inventory write-up under SFAS 141, amortization or write-off of intangibles (including goodwill and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements) and non-cash amortization of Capital Lease Obligations;

(d) expenses and charges related to any equity offering, incurrence of Debt, Investment or acquisition or divestiture (including any such expenses or charges relating to the Transactions);

(e) the amount of any restructuring or unusual charge or reserve;

(f) any non-cash charge or expense (excluding any such non-cash expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period), including unrealized gains (or less any losses) from hedging, foreign currency or commodities translations and transactions and any write-downs, write-offs, and other non-cash charges, items and expenses;

(g) the amount of any expense relating to any minority interest of Restricted Subsidiaries,

(h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP;

(i) with respect to periods prior to the Issue Date, all items reflected in the calculation of Adjusted EBITDA set forth in footnote five to the section entitled “Summary Historical and Unaudited Pro Forma Consolidated Financial Data” in the Offering Memorandum; and

(j) costs of surety bonds in connection with financing activities;

(2) minus any cash payment for which a reserve or charge of the kind described in clauses (f) or (g) of subclause (1) above was taken during such period.

“Consolidated Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that (i) the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings or revolving advances under any Qualified Receivables Transaction) or issues or redeems Preferred Stock or (ii) any Qualified

Holdco Debt of Holdings or the Holdings Notes are incurred, assumed or redeemed, in each case subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the “Calculation Date”), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period, provided that no pro forma effect shall be given to the incurrence of any Permitted Debt incurred on the Calculation Date or the discharge on the Calculation Date of any Debt from the proceeds of any such Permitted Debt.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Cash Flow, resulting therefrom, including as a result of any Pro Forma Cost Savings) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger or consolidation or discontinued an operation, that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest expense, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings or any Qualified Receivables Transaction, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however, (a) amortization or write-off of debt issuance costs, commissions, fees and expenses and (b) any transaction fees and charges;

(2) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued;

(3) any interest expense on Debt of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or any series of preferred stock of any of its Restricted Subsidiaries (other than Guarantors), other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Equity Interests) or to the Issuer or a Restricted Subsidiary of the Issuer; and

(5) in the case of the Issuer, any interest expense of Holdings to the extent related to Qualified Holdco Debt or the Holdings Notes and, without duplication, the amount of any dividends made to Holdings pursuant to clause (8) under Section 4.04(b) during the applicable period;

in each case, determined on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (without duplication); provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person and the net losses of any such Person shall only be included to the extent funded with cash from the Issuer or any Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary (other than a Foreign Restricted Subsidiary) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been waived;

(3) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP);

(4) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Issuer or any Restricted Subsidiary shall be excluded, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Issuer (other than Disqualified Stock);

(5) to the extent deducted in determining Net Income, the (a) fees, expenses and other costs incurred in connection with the Transactions on or about the Issue Date, in each case, to the extent that such fee, expense, cost or payment is disclosed in the Offering Memorandum, (b) any amortization or write-off of goodwill or other intangible assets and (c) any increased depreciation or amortization expense or one-time non-cash charges arising solely from the Transactions or any acquisition consummated after the Issue Date (or resulting from purchase accounting in connection therewith) shall in each case be excluded;

(6) any net after tax gain or loss from discontinued operations and any net after tax gain or loss on disposal of discontinued operations shall be excluded; and

(7) in the case of the Issuer, any interest expense of Holdings to the extent related to the Holdings Notes shall be deducted therefrom.

“Corporate Trust Office” means the office of the Trustee specified in Section 12.02 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Facilities” means, with respect to the Issuer and its Restricted Subsidiaries, one or more debt facilities (including the Amended and Restated Credit Facility), receivables facilities (including all Qualified Receivables Transactions) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary is a party or of which it is a beneficiary.

“Debt” means, with respect to any Person (without duplication):

(1) any indebtedness of such Person, whether or not contingent,

(a) in respect of borrowed money; or

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances; or

(c) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the date of purchase thereof), except any such balance that constitutes an accrued expense or trade payable; or

(d) representing any Hedging Obligations,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all indebtedness under clause (1) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of:

(a) the fair market value of such asset at such date of determination; and

(b) the amount of such indebtedness of such other Persons;

(3) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person; and

(4) any Disqualified Stock of such Person,

provided, however, that Debt shall not include:

(a) obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(i) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (i)); and

(ii) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition,

(b) (i) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of a Permitted Business and not in connection with the incurrence of Debt for borrowed money, including letters of credit in respect of workers’ compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three Business Days of incurrence; or

(c) customer deposits in the ordinary course of business.

Except as otherwise expressly provided in this definition, or in the definition of “Disqualified Stock” the amount of any Debt outstanding as of any date shall be:

(1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(2) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person;

(3) the accreted value thereof, in the case of any Debt issued at a discount to par; or

(4) except as provided above, the principal amount or liquidation preference thereof, in the case of any other Debt.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means the depositary of each Global Security, which will initially be DTC.

“Designated Senior Debt” means:

(1) any Debt outstanding under the Amended and Restated Credit Facility;

(2) the Holdings Notes; and

(3) any other Senior Debt permitted under this Indenture, the principal amount of which is $20.0 million or more and that has been designated by Holdings as “Designated Senior Debt.”

“Disqualified Equity Interests” means Disqualified Stock and all warrants, options or other rights to acquire Disqualified Stock (but excluding any debt security that is convertible into, or exchangeable for, Disqualified Stock).

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or

(2) convertible into or exchangeable at the option of the holder thereof at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities for Capital Stock referred to in clause (1) above or Debt.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Issuer or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations; (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04; and (C) no Capital Stock held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time if, in the case of Capital Stock of the Issuer or any of its Restricted Subsidiaries, the terms of such Capital Stock provide that the Issuer or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.

For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which it shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Issuer other than a Foreign Restricted Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means an offer by the Issuer to the Holders of any Initial Securities to exchange outstanding Securities for Exchange Securities, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Exchange Securities” means the Securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities or any Initial Additional Securities in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Securities or any Initial Additional Securities (except that (i) such Exchange Securities will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Excluded Cash Contributions” means net cash proceeds or cash contributions designated as such pursuant to Section 4.04(b)(2).

“Existing Debt” means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the Amended and Restated Credit Facility) in existence on the Issue Date, until such amounts are repaid.

“Fixed Rate Notes” means the Issuer’s 10 3/4% Senior Notes due 2013 to be issued on the Issue Date and any securities issued in exchange therefor pursuant to a registration rights agreement.

“Foreign Restricted Subsidiary” means any direct or indirect Subsidiary of the Issuer organized under the laws of any jurisdiction other than the United States or any political subdivision thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

“Global Security” means a Security in registered global form without interest coupons.

“Government Notes” means non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Goodyear” means The Goodyear Tire & Rubber Company.

“Greenbriar” means Greenbriar Equity Group LLC.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

“Guarantors” means:

(1) Holdings;

(2) each of the Issuer’s Domestic Restricted Subsidiaries on the Issue Date, other than any Immaterial Subsidiaries;

(3) each Restricted Subsidiary that executes and delivers a Security Guarantee after the Issue Date; and

(4) their respective successors and assigns,

in each case until released from its Security Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holding Company” means Holdings (or any successor by merger or consolidation to Holdings) or any other direct or indirect parent of the Issuer.

“Holdings Notes” means Holdings’ 13% Senior Discount Notes due 2012 to be issued on the Issue Date and any securities issued in exchange therefor pursuant to a registration rights agreement.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1,000,000 and whose total revenues for the most recent 12 month period do not exceed $1,000,000; provided that a Restricted Subsidiary shall not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Debt of the Issuer or any Guarantor. An Immaterial

Subsidiary shall remain an Immaterial Subsidiary (and shall not be deemed to have ceased to be such) until the earlier of (i) 45 days after the last day of any fiscal quarter on which such Subsidiary no longer qualifies as such or (ii) the date on which financial statements become available showing that such Subsidiary no longer qualifies as such as of the date of such financial statements.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Additional Securities” means Additional Securities issued in an offering not registered under the Securities Act and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

“Initial Control Group” means Investcorp, its Affiliates, Berkshire Partners, its Affiliates, Greenbriar and its Affiliates and any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer’s or Holdings’ Capital Stock.

“Initial Purchasers” means (i) in the case of the Initial Securities, Banc of America Securities LLC, Credit Suisse First Boston LLC and Wachovia Securities LLC and (ii) in the case of any Additional Securities, the initial purchasers thereof.

“Initial Securities” means the Securities issued on the Issue Date and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Investcorp” means Investcorp S.A., a Luxembourg société anonyme.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (but excluding Guarantees of Debt not otherwise prohibited from being incurred under this Indenture), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing plan contributions made in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed, as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means the date on which the Initial Securities are first issued under this Indenture.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger among Holdings, Charlesbank Equity Fund IV, Limited Partnership, Charlesbank Capital Partners, LLC, as Stockholders’ Representative, and the Issuer as in effect on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person and any period, the unconsolidated net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person, excluding, however:

(1) any extraordinary or non-recurring gains or losses or charges (with all one-time fees, expenses and payments made on or about the Issue Date in connection with the Transactions and disclosed in the Offering Memorandum being deemed non-recurring for this purpose); any gains or losses or charges from the sale of assets outside the ordinary course of business; and any losses or charges constituting amortization of annual management fees to the extent that such fees were prepaid in cash on or about the Issue Date as disclosed in the Offering Memorandum, in each case together with any related provision for taxes on such gain or loss or charges; and

(2) deferred financing costs written off in connection with the early extinguishment of Debt.

“Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt of the Issuer and its Restricted Subsidiaries that is not subordinated to the Securities and required (other than as required by Section 4.06(b)(1) or 4.06(c)(2)) to be paid as a result of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer and its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer and its Restricted Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale.

“Non-Recourse Debt” means Debt:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than the Securities) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries;

provided that, notwithstanding the foregoing, the Issuer and any of its other Subsidiaries that sell receivables to the Person incurring such Debt shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Offering Memorandum” means the offering memorandum dated March 23, 2005 relating to the sale of $140,000,000 aggregate principal amount of Initial Securities, $150,000,000 aggregate principal amount of Fixed Rate Notes and $51,480,000 aggregate principal amount at maturity of Holdings Notes.

“Officers” means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

“Officers’ Certificate” means a certificate signed by two Officers.

“Offshore Global Security” means a Global Security representing Securities issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers’ Certificate, without any independent investigation.

“Pari Passu Debt” means any unsubordinated Debt of the Issuer or any Subsidiary Guarantor, other than Secured Debt.

“Payment” means, for purposes of Article X and with respect to the Securities and Security Guarantees, any payment, whether in cash or other assets or property, of interest, principal, premium, or any other amount on, of or in respect of the Securities, any other acquisition of Securities and any deposit into the trust described in Article VIII. The verb “pay” has a correlative meaning.

“Permanent Offshore Global Security” means an Offshore Global Security that does not bear the Temporary Offshore Global Security Legend.

“Permitted Business” means the businesses conducted by the Issuer and its Subsidiaries as of the Issue Date and any other business reasonably related, complementary or incidental to any of those businesses.

“Permitted Investments” means:

(1) any Investment in the Issuer or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary);

(2) any Investment in (a) cash or Cash Equivalents or (b) to the extent determined by the Issuer in good faith to be necessary for local currency working capital requirements of a Foreign Restricted Subsidiary, other cash equivalents, provided in the case of clause (b), the Investment is made by the Foreign Restricted Subsidiary having such requirements;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4) any securities or assets received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any disposition of assets not constituting an Asset Sale (except for dispositions exempt from such definition pursuant to clause (b) of the exceptions thereto);

(5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of any Holding Company;

(6) any Investments relating to a Receivables Subsidiary;

(7) loans or advances to employees and officers (or loans to Holdings, the proceeds of which are used to make loans or advances to employees or officers, or guarantees of third-party loans to employees or officers) in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $1.0 million;

(8) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement);

(9) any Investment existing on the Issue Date;

(10) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements not otherwise prohibited under this Indenture;

(11) Investments in split dollar life insurance policies on officers and directors of the Issuer and its Subsidiaries in the ordinary course of business;

(12) receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or Restricted Subsidiary deems reasonable);

(13) any Investment in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(14) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Securities” means:

(1) Equity Interests in Holdings; or

(2) debt securities of Holdings that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, Holdings’ Security Guarantee are subordinated to Senior Debt under this indenture.

“Permitted Liens” means:

(1) Liens securing Debt (including Debt arising from a Qualified Receivables Transaction) that is permitted to be incurred pursuant to clause (1) of the definition of “Permitted Debt” (and Obligations in respect thereof) and/or securing Hedging Obligations related thereto;

(2) Liens in favor of the Issuer or any Restricted Subsidiary;

(3) Liens on property (i) existing at the time of acquisition thereof or (ii) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or those of the Person so acquired (including through merger or consolidation);

(4) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer and not incurred in contemplation thereof, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer;

(5) banker’s Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Debt (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of any property, in each case covering only the assets acquired, constructed or improved with such Debt or the Capital Stock of any Person owning such assets; provided that such Debt is incurred within 180 days after the date of such purchase or completion of such construction or improvement;

(7) Liens existing on the Issue Date (not otherwise constituting Permitted Liens);

(8) Liens on accounts receivables and related assets incurred in connection with a Qualified Receivables Transaction;

(9) (A) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and (B) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded, as the case may be, or that are being contested in good faith and by appropriate proceedings provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(10) Liens, pledges or deposits in connection with (A) workmen’s compensation obligations and general liability exposure of the Issuer and its Restricted Subsidiaries and (B) unemployment insurance and other social security legislation;

(11) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit;

(12) (A) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(13) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(14) Liens (a) on assets or properties subject to a Permitted Lien securing Debt permitted by this Indenture to be incurred, securing Interest Rate Agreements in respect of such Debt or (b) securing Hedging Obligations entered into in the ordinary course of business;

(15) extensions, renewals or replacements of any Liens referred to in clauses (3), (4), or (6) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Indebtedness”, the amount secured by such Lien is not increased;

(16) any provision for the retention of title to an asset by the vendor or transferor of such asset if such asset is acquired by the Issuer or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(17) Liens on Capital Stock of Unrestricted Subsidiaries;

(18) Liens on any escrow account used in connection with pre-funding Permitted Refinancing Debt in accordance with the definition thereof;

(19) Liens on the deposit of funds to redeem the Series D 10% Senior Notes due 2008 outstanding on the Issue Date issued pursuant to the Indenture, dated as of December 1, 1998, among the Issuer, the subsidiary guarantors named therein and Wachovia Bank, National Association (as successor to First Union National Bank), as trustee; and

(20) other Liens securing Debt in an aggregate principal amount outstanding not to exceed 5.0% of Total Assets at the time of incurrence.

“Permitted Refinancing Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with this Indenture; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith);

(2) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of

(i) the Stated Maturity of those under the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(ii) the maturity date of the Securities;

(3) in the case of term Debt, such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of

(i) the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and

(ii) the Weighted Average Life to Maturity of the Securities;

(4) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of the Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Debt is incurred either by the Issuer or any Guarantor or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

The Issuer or any Restricted Subsidiary may incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the incurrence of such Permitted Refinancing Debt (i) the Issuer shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt and (ii) the Issuer shall deposit the net proceeds of such issuance in escrow for the benefit of the holders of the Debt to be refinanced.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Pro Forma Cost Savings” means with respect to any reference period ended on or before any date of determination (the “Calculation Date”), the pro forma effect of any cost savings that (1) are attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations, (2) either (a) have been calculated on a basis consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the Issue Date or (b) have begun to be implemented on the Calculation Date or have been identified and approved by the Board of Directors and are reasonably expected to begin to be implemented within six months following the date of such Investment, acquisition, disposition, merger, consolidation or discontinued operations and (3) are determined based on a supportable, good faith estimate of the principal financial officer of the Issuer, as if all such cost savings had been effected as of the beginning of such reference period, decreased by any incremental expenses (other than capitalized expenses) that are or would be incurred during the reference period in order to achieve such cost savings.

“Qualified Holdco Debt” means any Debt incurred by Holdings (which may be guaranteed by the Issuer or any Restricted Subsidiary to the extent otherwise permitted hereby) (a) the net proceeds of which are contributed to the Issuer within five Business Days of the incurrence (but only so long as such proceeds are not returned to Holdings) or (b) to finance some or all of its acquisition of assets of another Person (whether through the direct acquisition of such assets or the acquisition of Capital Stock of any Person owning such assets) that is designated by the principal financial officer of the Issuer as Qualified Holdco Debt; provided that (i) in the case of Debt referred to in clause (b), such assets are used or useful in a Permitted Business and are contributed within five Business Days of the acquisition thereof to the Issuer or a Restricted Subsidiary of the Issuer, (ii) at the time such Indebtedness is designated as Qualified Holdco Debt, the Issuer could have incurred such Debt under the Coverage Ratio Exception or as Permitted Debt and (iii) the Holdings Notes issued on the Issue Date shall not constitute Qualified Holdco Debt.

“Qualified Receivables Transaction” means, with respect to any Person, any receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its receivables. A Qualified Receivables Transaction involving the sale, pledge or other encumbrance of receivables of, and the direct or indirect receipt of the proceeds thereof by, the Issuer or any Restricted Subsidiary thereof shall constitute a Qualified Receivables Transaction of the “Issuer” and/or its “Restricted Subsidiaries” whether or not as part of such securitization or factoring program such receivables are initially contributed or otherwise transferred to an Unrestricted Subsidiary of the Issuer (and then resold or encumbered by such Unrestricted Subsidiary).

“Receivables Subsidiary” means a wholly owned Subsidiary of the Issuer which engages in no activities other than in connection with the financing of receivables and related assets which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of any Debt or any other obligations (contingent or otherwise) of which directly or indirectly, contingently or otherwise, (1) is guaranteed by the Issuer or a Restricted

Subsidiary of the Issuer (excluding Standard Securitization Undertakings), (2) is recourse to or obligates the Issuer or any other Restricted Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (3) subjects any asset of the Issuer or a Restricted Subsidiary of the Issuer to the satisfaction thereof, other than Standard Securitization Undertakings, (b) with which neither the Issuer nor a Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and (c) with which neither the Issuer nor a Restricted Subsidiary of the Issuer has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Issuer and the Initial Purchasers party thereto with respect to the Initial Securities, and (ii) with respect to any Additional Securities, any registration rights agreements between the Issuer and the Initial Purchasers party thereto relating to rights given by the Issuer to the purchasers of Additional Securities to require the Issuer to register such Additional Securities or exchange them for Securities registered under the Securities Act.

“Registered Exchange Offer” means an offer made by the Issuer pursuant to a Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange for outstanding Initial Securities or Additional Securities Exchange Securities substantially identical in all material respects to such Initial Securities or Additional Securities (except for the differences provided for in such offer).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” refers to a Restricted Subsidiary of the Issuer.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Security (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Secured Debt” means any Debt secured by a Lien on assets of the Issuer or any Subsidiary Guarantor.

“Securities” means any securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall include any Exchange Securities to be issued and exchanged for any Initial Securities pursuant to a Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), “Securities” shall include such Additional Securities for purposes of this Indenture and all Exchange Securities from time to time issued with respect to any such Additional Securities. All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Guarantee” means the unconditional Guarantee by each Guarantor of the Issuer’s Obligations under the Securities, as set forth in Article XI hereof. Any Guarantor that is not a party to this Indenture on the Issue Date shall become a Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to Sections 4.12 and 9.01.

“Securityholder” means Holder.

“Senior Debt” means:

(1) all Debt of Holdings outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) the Holdings Notes;

(3) any other Debt of Holdings (including Acquired Debt), unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Holdings’ Security Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

(1) any liability for federal, state, local or other taxes owed or owing by Holdings;

(2) any Debt of Holdings to any of Holdings’ Subsidiaries or other Affiliates (other than Debt under a Credit Facility to any Affiliate); or

(3) any trade payables.

“Senior Officer” means the Chief Executive Officer or the Chief Financial Officer of the Issuer.

“Series B Preferred Stock” means the Series B Preferred Stock of Holdings to be issued on the Issue Date to Goodyear in exchange for the Series B Cumulative Redeemable Preferred Stock of the Issuer owned by Goodyear prior to the Issue Date.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Specified Affiliate Payments” means:

(1) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer, or payments to Holdings on account of any such acquisition or retirement for value of any Equity Interests of Holdings, held by any future, present or former employee, director, officer or consultant (that is a natural person) of Holdings or the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (1) (without giving effect to the immediately following proviso) of $6.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Issuer (including by way of capital contribution) after the Issue Date from the sale of Equity Interests of Holdings or the Issuer to employees, directors, officers or consultants of

Holdings, the Issuer or its Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from the Restricted Payments Basket) plus

(b) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby);

(it being understood that all or any portion of the aggregate amount under (a) and (b) may be applied in any calendar year provided further that cancellation of Debt owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries (which Debt was incurred to finance the acquisition of such Equity Interests) in connection with a repurchase of Equity Interests of the Issuer shall not be deemed to constitute a Restricted Payment for purposes of this Indenture); and

(2) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

(3) the payment of dividends, other distributions or other amounts by the Issuer to Holdings in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer or any of the Restricted Subsidiaries and at such times as such taxes are due; and

(4) dividends, other distributions or other amounts paid by the Issuer to Holdings (a) in amounts equal to amounts required for Holdings to pay franchise taxes and other expenses required to maintain its corporate existence and provide for other operating costs of up to $1.0 million per fiscal year or (b) to pay, or reimburse Holdings for, the costs, fees and expenses incident to a private placement or public offering of any of the Capital Stock of Holdings, so long as the net proceeds of such offering (if it is completed) are contributed to the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or a Restricted Subsidiary which are reasonably customary in a receivables securitization transaction.

“Stated Maturity” means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

“Subordinated Debt” means any Debt of the Issuer or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is contractually subordinate or junior in right of payment to the Securities issued under this Indenture or the Security Guarantees.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantors” means each of the Issuer’s existing and future Restricted Subsidiaries that execute Security Guarantees.

“Subsidiary Security Guarantee” means a guarantee of a Security by a Subsidiary Guarantor.

“Temporary Offshore Global Security” means an Offshore Global Security that bears the Temporary Offshore Global Security Legend.

“Temporary Offshore Global Security Legend” means the legend set forth in Exhibit H.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.

“Total Assets” means, at any time, the total consolidated assets of the Issuer and its Restricted Subsidiaries at such time, determined in accordance with GAAP. For the purposes of Section 4.03(b)(4), Total Assets shall be determined giving pro forma effect to the lease, acquisition, construction or improvement of the assets being leased, acquired, constructed or improved with the proceeds of the relevant Debt.

“Transactions” means the transactions contemplated by the Merger Agreement, including the sale of equity interests in Holdings to members of the Initial Control Group, the issuance of the Securities and the Fixed Rate Notes, the issuance of the Holdings Notes, the amendment and restatement of, and borrowings under, the Amended and Restated Credit Agreement, the redemption of the Issuer’s Series D 10% Senior Notes due 2008, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and the exchange of the Issuer’s Series B Cumulative Redeemable Preferred Stock for Series B Preferred Stock of Holdings.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2007; provided, however, that if the period from the redemption date to April 1, 2007, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that is designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary,

but only to the extent permissible under Section 4.10.

“U.S. Global Security” means a Global Security that bears the Restricted Legend representing Securities issued and sold pursuant to Rule 144A.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled (without regard to the occurrence of any contingency) entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Debt.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
Affiliate Transaction	4.07(a)
Asset Sale Offer	3.09(a)
Bankruptcy Law	6.01(c)
Change of Control Offer	3.09(a)
Change of Control Payment	4.08(a)
Covenant Defeasance	8.01(c)
Coverage Ratio Exception	4.03(a)
Custodian	6.01(c)
Designation	4.10(a)
DTC	2.03
Event of Default	6.01(a)
Excess Proceeds	4.06(c)
Guaranteed Obligations	11.01(a)
incur	4.03(a)
Indemnified Party	7.07
Holdings	Preamble
Issuer	Preamble
Legal Defeasance	8.01(b)
Legal Holiday	12.08
nonpayment default	10.03(a)(2)
Offer Amount	3.09(a)(i)(B)
Offer Period	3.09(a)(i)
Paying Agent	2.03
Payment Blockage Notice	10.03(a)(2)
Permitted Debt	4.03(b)
protected purchase	2.04
Purchase Date	3.09(a)(i)(B)
Register	2.11(a)
Registrar	2.03
Repurchase Offer	3.09(a)
Restricted Payments	4.04(a)
Restricted Payments Basket	4.04(a)(iii)
retiring Trustee	7.08
Revocation	4.10(c)
Trustee	Preamble

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture, except that Section 316 is expressly excluded, to the maximum extent permissible thereunder. The following TIA terms have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it, and all accounting definitions shall be made, in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means “including without limitation”;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

(7) all references to “principal” of the Securities include redemption price and purchase price and all references to “interest” on the Securities include Additional Interest, if any; and

(8) all exhibits are incorporated by reference herein and expressly made a part of this Indenture.

ARTICLE II

THE SECURITIES

SECTION 2.01. Form, Dating and Denominations.

(a) The Securities and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Securities annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Security will be dated the date of its authentication. The Securities will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.12(b)(3), (b)(5), or (c) or Section 2.11(b)(4), each Initial Security or Initial Additional Security (other than a Permanent Offshore Global Security) will bear the Restricted Legend.

(2) Each Global Security, whether or not an Initial Security or Additional Security, will bear the DTC Legend.

(3) Each Temporary Offshore Global Security will bear the Temporary Offshore Global Security Legend.

(4) Initial Securities and Initial Additional Securities offered and sold in reliance on Regulation S will be issued as provided in Section 2.13(a).

(5) Initial Securities and Initial Additional Securities offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Initial Securities offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Securities.

(6) Exchange Securities will be issued, subject to Section 2.11(b), in the form of one or more Global Securities.

(c) (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Security (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Security or any Initial Additional Security is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or (y) validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer, the Issuer may instruct the Trustee to cancel the Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Security bearing the Restricted Legend (or any beneficial interest in such a Security), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with this Indenture and such legend.

SECTION 2.02. Execution and Authentication; Exchange Securities; Additional Securities.

(a) An Officer shall execute the Securities for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will still be valid.

(b) A Security will not be valid until the Trustee manually signs the certificate of authentication on the Security, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver

(i) Initial Securities for original issue in the aggregate principal amount not to exceed $140,000,000,

(ii) Initial Additional Securities from time to time for original issue in aggregate principal amounts specified by the Issuer, and

(iii) Exchange Securities from time to time for issue in exchange for a like principal amount of Initial Securities or Initial Additional Securities after the following conditions have been met:

(1) Receipt by the Trustee of an Officers’ Certificate specifying

(A) the amount of Securities to be authenticated and the date on which the Securities are to be authenticated,

(B) whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities,

(C) in the case of Initial Additional Securities, that the issuance of such Securities does not contravene any provision of Article IV,

(D) whether the Securities are to be issued as one or more Global Securities or Certificated Securities, and

(E) other information the Issuer may determine to include or the Trustee may reasonably request.

(2) In the case of Exchange Securities, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Securities or Initial Additional Securities exchanged for Exchange Securities will be cancelled by the Trustee.

SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA not otherwise excluded hereunder. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the securities custodian with respect to the Global Securities.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.04. Paying Agent to Hold Money in Trust. By 10:00 a.m. on the Business Day prior to each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the

Holder (i) notifies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08. Temporary Securities. Until Certificated Securities and Global Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Certificated Securities or Global Securities, as the case may be, and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.09. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Issuer in accordance with the Trustee’s customary procedures. The Issuer shall not issue new Securities to replace Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.10. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in “CUSIP” numbers.

SECTION 2.11. Registration, Transfer and Exchange.

(a) The Securities will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b) (1) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.11(b)(4) and (ii) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.12.

(3) Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled. If such Security does not bear the Restricted Legend, then the Certificated Securities issued in exchange therefor will not bear the Restricted Legend. If such Security bears the Restricted Legend, then the Certificated Securities issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Security will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.12. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for such purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register; and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or purchased pursuant to a Repurchase Offer, (ii) to register the transfer of or exchange any Security so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Security not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to a Repurchase Offer is to occur after a regular record date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Security on or after the regular record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Issuer and the Trustee/Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2) Global Security to Certificated Security. If a beneficial interest in a Global Security is transferred or exchanged for a Certificated Security, the Trustee will (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Security to Global Security. If a Certificated Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Certificated Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(4) Certificated Security to Certificated Security. If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

SECTION 2.12. Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.11 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Security (or a beneficial interest therein) of the type set forth in column A below for a Security (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Security	U.S. Global Security	(1)
U.S. Global Security	Offshore Global Security	(2)
U.S. Global Security	Certificated Security	(3)
Offshore Global Security	U.S. Global Security	(4)
Offshore Global Security	Offshore Global Security	(1)
Offshore Global Security	Certificated Security	(5)
Certificated Security	U.S. Global Security	(4)
Certificated Security	Offshore Global Security	(2)
Certificated Security	Certificated Security	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Security that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Security. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Security, no certification is required and the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Security (or a beneficial interest therein)

(1) after such Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement, pursuant to a Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer.

Any Certificated Security delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Security (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

SECTION 2.13. Reg. S Temporary Offshore Global Securities.

(a) Each Security originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Securities that bear the Temporary Offshore Global Security Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Security (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Security, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Security, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Security, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Security shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Security or transferred for an interest in another Global Security or a Certificated Security.

SECTION 2.14. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE III

REDEMPTION

SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Section of this Indenture pursuant to which the redemption shall occur.

The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 30 days after the date of notice to the Trustee, unless the Trustee otherwise agrees. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Initial Securities and any Additional Securities, as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Issuer defaults in payment of the redemption price, interest ceases to accrue on Securities or portions of them called for redemption.

SECTION 3.03. Notice. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

(8) the CUSIP number, if any, printed on the Securities being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the date fixed for redemption and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest, if any, shall be payable to the Securityholder of the redeemed Securities registered at the close of business on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. By 10:00 a.m. on the Business Day prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption.

(a) Except as set forth in Section 3.07(b), (c) or (d), the Securities may not be redeemed prior to April 1, 2007. Thereafter, the Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2007	102.000%
2008	101.000%
2009 and thereafter	100.000%

(b) In addition, at any time and from time to time, prior to April 1, 2007, the Issuer may redeem up to 35% of the sum of (1) the original aggregate principal amount of Securities issued on the Issue Date and (2) the original aggregate principal amount of any Additional Securities issued under this Indenture on any issue date, if any, at a redemption price of 100% of the principal amount thereof, plus a premium per $1,000 amount of such Securities equal to the then-current interest rate on the Securities (expressed as a percentage) multiplied by $1,000, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of a public offering of common stock of the Issuer or a public offering of common stock of Holdings, the proceeds of which are contributed as common equity capital to the Issuer; provided that (1) at least 65% of the sum of (a) the original aggregate principal amount of Initial Securities issued under this Indenture and (b) the original aggregate principal amount of Additional Securities, if any, issued under this Indenture, if any, remains outstanding immediately after the occurrence of such redemption; and (2) such redemption shall occur within 90 days of the date of the closing of such public offering.

(c) At any time on or prior to April 1, 2007, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control). The redemption price will be equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest, if any, to the redemption date (subject to the rights of Holders on relevant record dates to receive interest due on the relevant interest payment date), plus (iii) the Applicable Premium, if any.

SECTION 3.08. No Sinking Fund. There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.

SECTION 3.09. Repurchase Offers.

(a) If the Issuer shall be required to commence an offer to all Holders to purchase Securities (a “Repurchase Offer”) pursuant to Section 4.06 (an “Asset Sale Offer”) or pursuant to Section 4.08 (a “Change of Control Offer”), the Issuer shall follow the procedures specified in this Section 3.09:

(i) Within 30 days after (A) a Change of Control (unless (1) the Issuer is not required to make such offer pursuant to Section 4.08(b) or (2) all Securities have been called for redemption pursuant to Section 3.07(a) or (c)) or (B) the date on which the Issuer is required to make an Asset Sale Offer pursuant to Section 4.06, the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the “Offer Period”), by sending a notice to the Trustee and each of the Holders, by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

(A) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.06 or 4.08, as the case may be;

(B) the principal amount of Securities required to be purchased pursuant to Section 4.06, in the case of an Asset Sale Offer, or that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities, in the case of a Change of Control Offer (such amount, the “Offer Amount”), the purchase price and, that on the date specified in such notice (the “Purchase Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, the Issuer shall repurchase an Offer Amount of Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06 or 4.08, as applicable;

(C) that any Security not tendered or accepted for payment shall continue to accrue interest;

(D) that, unless the Issuer defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(E) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

(F) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the Security by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

(G) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, in each case with a copy to the Trustee, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(H) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

(I) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(J) the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(ii) On (or at the Issuer’s election, before) the Purchase Date, the Issuer shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, or in the case of a Change of Control Offer all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Asset Sale Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered, provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. On the Purchase Date, all Securities purchased by the Issuer shall be delivered to the Trustee for cancellation. All Securities or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter. For the purposes of the preceding sentence, it shall be sufficient for the Issuer to publish the results of the Repurchase Offer on its website on the world wide web.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

(b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

(c) Once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Asset Sale Offer, if the Issuer is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Issuer may be required to purchase pursuant to Section 3.02 and/or 4.06, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

(d) Other than as specifically provided in this Section 3.09 or Section 4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06.

ARTICLE IV

COVENANTS

SECTION 4.01. Payment of Securities. (a) The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

(b) The Issuer shall pay interest on overdue principal at the rate and in the manner specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(c) Principal, premium, if any, and interest on the Securities will be payable at the office or agency of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Securities at their respective addresses set forth in the register of Holders related to the Securities; provided that all payments of principal, premium, if any, and interest with respect to any Securities the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

SECTION 4.02. Reports. Whether or not required by the Commission’s rules and regulations, so long as any Securities are outstanding, the Issuer shall file with the Commission

(unless the Commission shall not accept such a filing) and furnish to the Holders (which may be by posting on the Issuer’s website) or cause the Trustee to furnish to the Holders, in each case within the time periods specified in the Commission’s rules and regulations for registrants that are not accelerated filers (unless the Issuer is required by Commission rules and regulations to be an accelerated filer at such time):

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

If at any time after the Issue Date (a) Holdings or any other Holding Company becomes subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, (b) the rules and regulations of the Commission permit the Issuer and Holdings or any such other Holding Company to report at the level of Holdings or such Holding Company on a consolidated basis and (c) Holdings or such Holding Company is not engaged in any business in any material respect other than incidental to its direct or indirect ownership of the Capital Stock of the Issuer, such consolidated reporting at such Holdings or other Holding Company level in a manner consistent with that described in this covenant for the Issuer shall satisfy this covenant; provided that Holdings or such other Holding Company includes in its reports information about the Issuer that is required to be provided by a parent guaranteeing debt of an operating company subsidiary pursuant to Rule 3-10 of Regulation S-X or any successor rule then in effect.

In addition, the Issuer agrees, that, for so long as any Securities remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the Commission, it shall furnish to the Holders, upon their request, and to any prospective purchaser of Securities designated by any Holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit resales of Securities pursuant to Rule 144A under the Securities Act.

The Issuer also shall comply with the other provisions of TIA § 314(a).

SECTION 4.03. Incurrence of Debt and Issuance of Preferred Stock.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Debt (including Acquired Debt), and the Issuer shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Issuer and any Subsidiary Guarantor may incur Debt (including Acquired Debt) if the Consolidated Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred at the beginning of such four-quarter period (the “Coverage Ratio Exception”).

(b) The provisions of Section 4.03(a) shall not apply to any of the following items of Debt or Preferred Stock (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Subsidiaries); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (1) without duplication, does not exceed an amount equal to the greater of (a) $325.0 million and (b) the Borrowing Base at the time such Debt is incurred, in each case less the aggregate amount of purchase commitments (determined as of the date of any incurrence of Debt under this clause (1)) under any Qualified Receivables Transaction that involves the transfer of assets by the Issuer or Restricted Subsidiaries in a manner that does not constitute the incurrence of Debt (other than Debt permitted under clause (6) below); provided that such reduction shall no longer apply upon termination of such Qualified Receivables Transaction;

(2) the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt;

(3) the incurrence by the Issuer of Debt represented by the Fixed Rate Notes and the Securities issued on the Issue Date and by the Subsidiary Guarantors of Debt represented by the related guarantees and Security Guarantees;

(4) the incurrence by the Issuer or any of its Restricted Subsidiaries of (a) Acquired Debt or (b) Debt (including Capital Lease Obligations, including those under sale-leaseback transactions) or Preferred Stock for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of any property, plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Debt or Preferred Stock is owed or issued to the seller or Person carrying out such construction or improvement or to any third party), in an aggregate principal amount at the date of such incurrence (including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (4)) not to exceed an amount equal to the greater of (x) $25.0 million and (y) 5.0% of Total Assets at any one time outstanding; provided that, such Debt exists at the date of such purchase or transaction or is created within 180 days thereafter;

(5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt incurred pursuant to clauses (2) (other than Existing Debt of the types referred to in clauses (6) and (7)), (3), (4) or (5);

(6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer and any of its Restricted Subsidiaries including any Debt arising in connection with a Qualified Receivables Transaction, provided, however, that (a) any such Debt of the Issuer shall be subordinated and junior in right of payment to the Securities and (b)(i) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) principally for the purpose of fixing or hedging interest rate risk with respect to any Debt that is permitted by the terms of this Indenture to be outstanding or (b) principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

(8) the incurrence of any Guarantee by the Issuer or any Subsidiary Guarantor of Debt of the Issuer or a Restricted Subsidiary (other than an Immaterial Subsidiary that is not a Guarantor) of the Issuer that was permitted to be incurred by another provision of this covenant and the incurrence of any Guarantee by any Foreign Restricted Subsidiary of Debt of another Foreign Restricted Subsidiary;

(9) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the Amended and Restated Credit Facility) in an aggregate principal amount (or accreted value, as applicable), and the issuance by Restricted Subsidiaries that are not Guarantors of Preferred Stock with a liquidation preference, at any time outstanding, pursuant to this clause (9) not to exceed an amount equal to $25.0 million.

(c) Notwithstanding any other provision in this covenant, the maximum amount of Debt that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining compliance with this Section 4.03:

(1) the outstanding principal amount of any particular Debt shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt (to the extent such guarantee, Lien, letter of credit or similar instrument is otherwise permitted to be incurred) shall be disregarded;

(2) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) of the definition of Permitted Debt above or is entitled to be incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify (and may, from time to time, re-classify) such item of Debt in any manner that complies with this covenant and such item of Debt shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided that all outstanding Debt under the Amended and Restated Credit Facility immediately following the Transactions shall be deemed to have been incurred pursuant to clause (1) of the definition of Permitted Debt;

(3) accrual of interest or dividends (including the issuance of “pay in kind” securities in respect of such accrued interest or dividends), the accretion of accreted value or liquidation preference and the extension of maturity shall not be deemed to be an incurrence of Debt or issuance of Preferred Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued; and

(4) any Qualified Holdco Debt incurred in reliance upon the Issuer’s ability to incur Permitted Debt shall be deemed to be incurred by the Issuer for purposes of determining whether additional Permitted Debt can be incurred for so long as such Qualified Holdco Debt remains outstanding.

SECTION 4.04. Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other distribution (including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Issuer and dividends payable to the Issuer or any Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including any acquisition or retirement by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation) any Equity Interests of the Issuer or any Holding Company held by Persons other than the Issuer or any Restricted Subsidiary;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Issuer or any Subsidiary Guarantor (excluding any intercompany Debt between the Issuer and any of its Restricted Subsidiaries), except (a) a payment of interest, principal or other related Obligations at Stated Maturity and (b) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Issuer or any Subsidiary Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default shall have occurred and be continuing; and

(ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception; and

(iii) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries on or after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3)(A), (4), (5), (7) and (8) and excluding 50% of any Restricted Payments under clause (9) (to the extent such payment is not deducted in calculating Consolidated Net Income) or 100% of such payment under clause (9) if such payment is deducted in calculating Consolidated Net Income) of the next succeeding paragraph), is less than the sum (without duplication) (the “Restricted Payments Basket”) of:

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than Disqualified Equity Interests and Excluded Cash Contributions), in either case after the Issue Date; plus

(C) the amount by which the aggregate principal amount (or accreted value, if less) of Debt of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after the Issue Date of that Debt for Equity Interests (other than Disqualified Stock) of the Issuer, together with the net cash proceeds received by the Issuer at the time of such conversion or exchange, if any, less the amount of any cash, or the fair market value of any property (other than such Equity Interests), distributed by the Issuer upon such conversion or exchange; plus

(D) 100% of the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary of the Issuer since the Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (B) a cash dividend from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, in each case to the extent not otherwise included in Consolidated Net Income of the Issuer for such period; plus

(E) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary as of the date of such redesignation.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment are designated in an Officer’s Certificate as Excluded Cash Contributions and shall not increase the Restricted Payments Basket;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Debt or Disqualified Stock of the Issuer or any Subsidiary Guarantor (A) made by an exchange for, or with the net cash proceeds from a substantially concurrent incurrence of, Permitted Refinancing Debt or (B) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if the Issuer shall have complied with Section 4.08 or, as the case may be, 4.06 and purchased all Securities validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Debt;

(4) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

(5) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

(6) Restricted Payments in an aggregate amount not to exceed $15.0 million;

(7) payments to existing holders of the Issuer’s Equity Interests (including payments to dissenting shareholders, optionholders and warrantholders), in each case as described in the Merger Agreement, payment of The 1818 Mezzanine Fund II, L.P.’s transaction expenses and payment of the Issuer’s and its Affiliates’ transaction expenses, including fees payable to members of the Initial Control Group (to the extent constituting Restricted Payments) and payments to the Issuer’s officers and employees, in each case (except as to payments to dissenters and payment of The 1818 Mezzanine Fund II, L.P.’s transaction expenses) as described in the Offering Memorandum under the headings “The Acquisition,” “Use of Proceeds” and “Certain Relationships and Related Transactions”;

(8) so long as no Default or Event of Default shall have occurred and be continuing, payments of dividends to Holdings to fund (a)(i) interest payments (including additional interest pursuant to the related registration rights agreement), at their Stated Maturity, on the Holdings Notes outstanding at the Issue Date, at the rate specified in such Holdings Notes as in effect on the Issue Date, and (ii) mandatory redemption of a portion of such Holdings Notes in 2010 pursuant to the terms of such Holdings Notes as in effect on the Issue Date, (b) dividends or redemption payments by Holdings with respect to the shares of Series B Preferred Stock of Holdings outstanding on the Issue Date to the extent required to be paid by Holdings pursuant to the certificates of designations relating to such stock as in effect on the Issue Date; and (c) an offer to purchase upon a Change of Control or Asset Sale to the extent required by the terms of such Holdings Notes, but only if the Issuer shall have complied with Section 4.06 or 4.08, as the case may be and purchased all Securities tendered pursuant to the relevant offer prior to paying any such dividend to Holdings; and

(9) so long as no Default or Event of Default shall have occurred and be continuing, cash dividends or other Restricted Payments to Holdings in an amount sufficient to enable Holdings to make payments of cash interest on any Qualified Holdco Debt; provided that any such dividend or other Restricted Payment is used promptly by Holdings to make such payment.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

(d) In addition, if any Person (other than an Unrestricted Subsidiary) in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.04(a)(iii) to the extent that such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

(e) In making the computations required by this covenant:

(1) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period; and

(2) the Issuer or the relevant Restricted Subsidiary shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination.

(f) If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer’s or any Restricted Subsidiary’s financial statements, affecting Consolidated Net Income of the Issuer for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (1) or (5) of Section 4.07(b) below, shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Debt owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b) Notwithstanding Section 4.05(a), such section shall not apply to encumbrances or restrictions:

(1) under contracts in effect on the Issue Date, including the Amended and Restated Credit Facility and other Existing Debt and the related documentation;

(2) under this Indenture, the Securities, the Fixed Rate Notes, the indenture governing the Fixed Rate Notes, the Holdings Notes, the indenture governing the Holdings Notes and any other related agreement entered into after the Issue Date, provided that the encumbrances or restrictions in any such other agreement are not materially more restrictive, taken as a whole, than those contained in this Indenture and the Securities;

(3) under any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4) existing under or by reason of purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of Section 4.05(a) above on the property so acquired;

(5) created in connection with any Qualified Receivables Transaction that, in the good faith determination of the Board of Directors or senior management of the Issuer, are necessary or advisable to effect such Qualified Receivables Transaction;

(6) in the case of clause (3) of Section 4.05(a) above, (i) that restrict in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture, (iii) contained in security agreements or mortgages securing Debt to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages, or (iv) any Lien on property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(7) existing under or by reason of contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(8) on cash or other deposits or net worth imposed by leases and customer contracts entered into in the ordinary course of business;

(9) in customary form under joint venture agreements and other similar agreements which limitations are only applicable to the Person or assets that are the subject of such agreements (and any assets of such Person);

(10) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Issuer or any of its Restricted Subsidiaries or any of their businesses;

(11) contained in the terms governing any Debt of any Restricted Subsidiary otherwise permitted to be incurred under this Indenture if (as determined in good faith by the Board of Directors of the Issuer) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions would not, at the time agreed to, be expected to materially adversely affect the ability of Issuer to make payments on the Securities; or

(12) under any Permitted Refinancing Debt or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the Debt, contracts, instruments or obligations prior to the incurrence of such Debt or such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.06. Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of

(x) cash or Cash Equivalents; or

(y) (i) all or substantially all of the assets of, or the majority of the Voting Stock of, another Person that thereupon becomes a Restricted Subsidiary engaging in, a Permitted Business or

(ii) assets that are used or useful in a Permitted Business.

For purposes of this Section 4.06(a)(2), (A) a lease entered into in connection with a sale-leaseback transaction shall not constitute part of the proceeds of such transaction and (B) each of the following shall be deemed to be cash:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets; and

(ii) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days after receipt.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay Secured Debt, Debt of any Restricted Subsidiary (other than a Guarantor) or Pari Passu Debt (in each case other than Debt owed to the Issuer or a Subsidiary of the Issuer); provided that if the Issuer or any Restricted Subsidiary shall so reduce Pari Passu Debt, it shall equally and ratably make an Asset Sale Offer to the Holders (in accordance with the procedures set forth in Section 4.06(c) and Section 3.09 for an Asset Sale Offer);

(2) to make capital expenditures or to acquire properties or assets that shall be used or useful in the Permitted Business of the Issuer or any of its Restricted Subsidiaries; or

(3) to acquire a controlling interest in a Person engaged in a Permitted Business;

provided that if during such 365-day period the Issuer or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of this Section 4.06(b) or if the application of such Net Proceeds is part of a project authorized by the Board of Directors that shall take longer than 365 days to complete, such 365 day period shall be extended with respect to the amount of Net Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement) or, until completion of such project, as the case may be. Pending the final application of any Net Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowing under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of Section 4.06(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million the Issuer shall:

(1) make an Asset Sale Offer to all Holders in accordance with Section 3.09; and

(2) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Debt of the Issuer in accordance with provisions governing such Debt requiring the Issuer to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Securities and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities pursuant to such Asset Sale Offer to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest (if any) to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in this Indenture and the Securities.

(d) If any Excess Proceeds remain after completion of an Asset Sale Offer and, if applicable, any prepayment, purchase, redemption or tender of or for Pari Passu Debt, the Issuer and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis as provided in Section 3.09. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, the Issuer may commence an Asset Sale Offer prior to the expiration of 365 days after the occurrence of an Asset Sale.

SECTION 4.07. Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance, guarantee or other transaction with, or for the benefit of, any Person that, prior to such transaction, was an Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee:

(i) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.07(a) and that such Affiliate Transaction has been approved by the Board of Directors; and

(ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

(b) Notwithstanding Section 4.07(a), none of the following shall be prohibited by this Section 4.07 (or be deemed to be an Affiliate Transactions):

(1) any employment agreements, consulting agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan programs, long term incentive plans, directors’ and officers’ indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers, directors or consultants that are natural persons and entered into in the ordinary course of business, any payments or other transactions contemplated by any of the foregoing and any other payments of compensation to employees, officers, directors or consultants that are natural persons in the ordinary course of business or in connection with the Issuer’s transition to new ownership;

(2) transactions between or among (i) the Issuer and/or its Restricted Subsidiaries or (ii) the Issuer and/or one or more of its Restricted Subsidiaries and any joint venture; provided, in the case of this clause (ii), no Affiliate of the Issuer (other than a Restricted Subsidiary) owns any of the Capital Stock of any such joint venture;

(3) Permitted Investments and Restricted Payments (including Specified Affiliate Payments, even if not Restricted Payments) that are permitted by Section 4.04;

(4) transactions in connection with any Qualified Receivables Transaction;

(5) payments to Investcorp, Berkshire Partners, Greenbriar or any other holder of Capital Stock or any of their respective Affiliates (whether or not such Persons are Affiliates of the Issuer) for (a) any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and related expenses, including in connection with acquisitions, divestitures or a Change of Control, which payments are on arm’s length terms and approved by the Board of Directors of the Issuer in good faith and (b) any annual management, consulting and advisory fees and related expenses, but excluding any such fees payable prior to the fifth anniversary of the Issue Date (other than the prepayment of annual management fees on or about the Issue Date as disclosed in the Offering Memorandum);

(6) any agreement as in effect on the Issue Date (including the Merger Agreement and the advisory agreements with members of the Initial Control Group) or any amendment thereto (so long as any such amendment is not disadvantageous to the holders in any material respect) or any transaction contemplated thereby;

(7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof;

(8) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or Holdings or any capital contribution to the Issuer;

(9) the issuance of Permitted Debt permitted by clause (9) of Section 4.03(b) to any Affiliate on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, or, if there is no comparable transaction, have been negotiated in good faith by the parties thereto; and

(10) any transaction in which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee a letter issued by an investment banking, appraisal or accounting firm of national standing stating that such transaction is fair from a financial point of view or meets the requirements of Section 4.07(a)(1).

SECTION 4.08. Change of Control.

(a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to a Change of Control Offer made pursuant to Section 3.09 at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

(b) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.09. Compliance Certificates. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after any Senior Officer of the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

SECTION 4.10. Limitation on Designations of Unrestricted Subsidiaries.

(a) The Board of Directors may designate (a “Designation”) any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary, so long as such Designation would not cause a Default, provided that:

(1) any then existing Guarantee by the Issuer or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an “incurrence” of such Debt at the time of such Designation; and

(2) the “incurrence” of Debt referred to in clause (1) of this Section 4.10(a) would be permitted under Section 4.03.

(b) For purposes of making the determination of whether such Designation would cause a Default, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, shall be deemed made at the time of such Designation. The amount of such outstanding Investments shall be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Issuer. Such Designation shall only be permitted if any such Investment would be permitted at such time.

(c) The Board of Directors may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”), provided that:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and

(2) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

(d) Any such Designation or Revocation by the Board of Directors after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such Designation or Revocation and an Officers’ Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

SECTION 4.11. Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or such other obligations are no longer obligations of the Issuer or any of its Restricted Subsidiaries; provided that:

(a) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under this Indenture, the Securities or the Security Guarantees, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt; or

(b) in any other case, such Lien ranks equally and ratably with or prior to the Lien securing the other Debt or obligations so secured.

SECTION 4.12. Additional Security Guarantees.

(a) If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than a Receivable Subsidiary) after the Issue Date, then that newly acquired or created Domestic Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture in the form of Exhibit I hereto in accordance with the provisions of this Indenture within 10 Business Days of the date on which it was acquired or created; provided that any Domestic Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until 10 Business Days after it ceases to be an Immaterial Subsidiary.

(b) Notwithstanding the foregoing, any Restricted Subsidiary that is not required to be a Guarantor may at any time become a Guarantor at its election by executing a Security Guarantee in accordance with the provisions of this Indenture.

(c) In addition, if any Restricted Subsidiary of the Issuer that is not a Guarantor shall Guarantee any Debt of the Issuer or any Guarantor while the Securities are outstanding, then such Subsidiary shall become a Subsidiary Guarantor under this Indenture and shall execute a Security Guarantee in accordance with the provisions of this Indenture. Any Security Guarantee given by any Restricted Subsidiary that was not previously a Subsidiary Guarantor pursuant to the immediately preceding sentence shall be automatically released upon the release by the holders of the Debt of the Issuer or Guarantor described in the immediately preceding sentence or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), which resulted in the Securities being guaranteed by such Restricted Subsidiary, at such time as (A) no other Debt of the Issuer and the other Guarantors has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Debt which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt).

(d) Any Restricted Subsidiary that is required to become a Guarantor shall do so by executing and delivering to the Trustee a supplemental indenture hereto as provided in Section 9.01.

SECTION 4.13. Business Activities. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.14. Payments for Consent. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.15. Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be materially disadvantageous to the Holders.

SECTION 4.16. Corporate Existence. Except as otherwise provided in this Article IV and Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Restricted Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time).

ARTICLE V

SUCCESSOR ISSUER

SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer.

(a) The Issuer shall not directly or indirectly consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1) the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that if such surviving person is not a corporation, a corporate Wholly Owned Restricted Subsidiary of such Person organized under the laws of the United States, any state or the District of Columbia becomes a co-issuer of the Securities in connection therewith;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Securities, this Indenture and any Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default exists;

(4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (i) be permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception or (ii) have a Consolidated Coverage Ratio at least equal to the Consolidated Coverage Ratio of the Issuer for such four-quarter reference period; and

(5) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture.

(b) In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its and the Restricted Subsidiaries’ properties or assets in one or more related transactions, to any other Person.

(c) Notwithstanding the foregoing, clauses (3) and (4) (and, in the case of clause (ii) below, clause (5)) of Section 5.01(a) shall not apply to:

(i) the merger of American Tire Distributors, Inc. and ATD MergerSub, Inc. occurring on the Issue Date pursuant to the Merger Agreement;

(ii) the consolidation or merger of the Issuer with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Issuer; and

(iii) any merger or consolidation of the Issuer with an Affiliate formed solely for the purpose of reforming the Issuer in another jurisdiction or solely for the purpose of facilitating the formation of a Holding Company.

(d) For purposes of this Section 5.01, the sale, assignment, transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which property or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(e) Upon any consolidation or merger or any transfer (other than a lease) of all or substantially all of the assets of the Issuer in accordance with this Section 5.01, the successor entity formed by such consolidation or into which the Issuer is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Securities and this Indenture with the same effect as if such successor entity had been named in this Indenture as the Issuer, and the Issuer (except in the case of a transfer of less than all of the assets of the Issuer) shall be released from the obligations under the Securities, this Indenture and any Registration Rights Agreement.

SECTION 5.02. Merger or Consolidation of a Guarantor.

(a) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or, in the case of a Subsidiary Guarantor, another Subsidiary Guarantor) unless:

(1) Subject to the provisions of Section 10.02(b), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, this Indenture and any Registration Rights Agreement; and

(2) immediately after giving effect to such transaction, no Default exists.

(b) Upon any consolidation or merger in which a Guarantor is not the continuing corporation in accordance with the foregoing, except as set forth in Section 11.02(b), the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Guarantee, this Indenture and any Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) had been named as such.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default and Remedies.

(a) Each of the following constitutes an “Event of Default” under this Indenture:

(1) default for 30 days in the payment when due of interest on the Securities;

(2) default in payment when due of the principal of or premium, if any, on the Securities, and any failure of the Issuer to make a Change of Control Offer or Asset Sale Offer when required or to purchase Securities required to be purchased in connection therewith;

(3) failure by the Issuer to comply with Section 5.01;

(4) failure by the Issuer for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with Section 4.03 or Section 4.04;

(5) failure by the Issuer for 60 days after receipt of notice given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding specifying such failure to comply with any of the Sections of this Indenture or the Securities;

(6) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $15.0 million;

(7) any judgment or decree for the payment of money in excess of $15.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or which are covered by insurance (unless the Issuer’s insurance carriers have denied coverage in respect thereof) in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(8) except as permitted by this Indenture, any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

(9) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days.

(b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. For purposes of this Section, the term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(d) A Default under clause (4) or (5) of Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuer in writing by registered or certified mail, return receipt requested, of the Default and the Issuer does not cure such Default within the time specified in clauses (4) and (5) of Section 6.01(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

SECTION 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(9) or (10) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(9) or (10) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

(b) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default and its consequences under this Indenture except a continuing Event of Default in the payment of interest on, or the principal of, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Securityholder may pursue any remedy with respect to this Indenture, the Securities or the Security Guarantees unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Securityholder shall not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from any party authorized to direct the Trustee under this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 and Sections 310(b) and 311 of the Trust Indenture Act.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders. The Issuer shall deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any Default, written notice of any event which would constitute such Default, its status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred.

SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending April 1 (beginning April 1, 2006) and shall be transmitted by the next succeeding June 1. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof actually know of any Default or Event of Default that occurred during the previous year.

A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including but not limited to costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee’s counsel, accountants and experts. The Issuer and each Guarantor, jointly but not severally, shall indemnify and defend the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee’s officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

The Trustee’s right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Issuer, and the Securities shall be subordinate to the Trustee’s rights to receive such payment.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(9) or (10) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article VII.

In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

(b) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to the Securities and any Security Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and any Security Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under the Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in this Article VIII, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to the Securities under Article II and Sections 4.01, 7.07 and 7.08, which shall survive until the Securities have been paid in full (thereafter, the Issuer’s obligations in Section 7.07 shall survive), and (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantor’s obligations in connection therewith and (iv) this Section 8.01 and Section 8.02. Subject to compliance with this Article VIII, the Issuer may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

(c) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c) subject to the satisfaction of the conditions set forth in Section 8.02, each Guarantor shall be released from its Security Guarantee and the Issuer and each Guarantor shall be released from their obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 5.01(a)(4) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “outstanding” for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5) (with respect to compliance with Sections 4.05, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.15 and 4.16), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8), 6.01(a)(9) (with respect to Subsidiaries of the Issuer only) or Section 6.01(a)(10) (with respect to Subsidiaries of the Issuer only) shall not constitute Events of Default.

SECTION 8.02. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee (or another qualifying trustee; for purposes of this Section 8.02 and Section 8.04, the term “Trustee” shall include such other qualifying trustee), in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as shall be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions: (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and qualifications) to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision;

(f) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance (other than the expiration of the 123-day period referred to above) have been complied with.

SECTION 8.03. Satisfaction and Discharge of Indenture. Upon the request of the Issuer, this Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors shall be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be and any Additional Interest thereon;

(b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees and the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee and the Paying Agent under Section 8.04 and Section 2.04 shall survive.

SECTION 8.04. Deposited Money and Government Notes to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.05, all money and Government Notes (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or 8.03 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 8.02 or 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger, consolidation or sale of assets;

(4) to release any Security Guarantee in accordance with Section 11.02(b);

(5) to provide for additional Guarantors;

(6) to make any change that would provide any additional rights or benefits to the Holders or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture;

(7) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(8) to conform this Indenture, the Security Guarantees or the Securities to any provision of the Description of Notes contained in the Offering Memorandum; or

(9) to make any change to Article II, Section 4.01 or the Exhibits hereto that applies only to Additional Securities (other than a change relating to other provisions of this Indenture incorporated or referenced in Article II, Section 4.01 or any such Exhibit).

After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities and the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of or tender offer or exchange offer for Securities). Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment or waiver shall not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Security, reduce any premium payable upon, or change the dates (to earlier dates) of, redemption of any Security (other than provisions applicable to Section 4.06 or 4.08);

(3) reduce the rate of or change the time for payment of interest on any Security;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

(5) make any Security payable in money other than that stated in the Securities;

(6) impair the rights of Holders to receive payments of principal of or premium, if any, or interest on the Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the Securities;

(7) after the time a Change of Control Offer or Asset Sale Offer is required to have been made, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder;

(8) make any change in Section 9.01 or this Section 9.02; or

(9) except as permitted by Section 11.02(b), release any Security Guarantee.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

An amendment or waiver under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights,

duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE X

SUBORDINATION OF HOLDINGS’ SECURITY GUARANTEE

SECTION 10.01. Agreement to Subordinate. The Security Guarantee by Holdings will be subordinated in right of payment, to the extent and in the manner provided in this Indenture to the prior payment in full of all Senior Debt of Holdings, including Senior Debt of Holdings incurred after the date of this Indenture. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

SECTION 10.02. Liquidation, Dissolution, Bankruptcy. The holders of Senior Debt of Holdings are entitled to receive payment in full of all Obligations due in respect of Senior Debt of Holdings (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt of Holdings, (including any contract rate applicable upon default) whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to Senior Debt) before the Holders will be entitled to receive any payment with respect to Holdings’ Security Guarantee (except that Holders may receive and retain Permitted Junior Securities and payments made from the trusts described in Article VIII) and any distribution to which Holders would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt, in the event of any distribution to creditors of Holdings:

(1) in a liquidation or dissolution of Holdings;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of the assets and liabilities of Holdings.

SECTION 10.03. Default on Designated Senior Debt.

(a) Holdings shall not make any payment in respect of its Security Guarantee if (except in Permitted Junior Securities or from the trusts described in Article VIII):

(1) a payment default on Designated Senior Debt of Holdings occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing beyond any applicable grace period on any series of Designated Senior Debt of Holdings (a “nonpayment default”) that permits holders of that series of Designated Senior Debt of Holdings to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the holders of such Designated Senior Debt of Holdings or any agent, trustee or other representative therefor.

(b) Payments on the Holdings’ Security Guarantee may and shall be resumed:

(1) in the case of a payment default on Designated Senior Debt of Holdings, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, on the earlier of (x) the date on which such default is cured or waived or (y) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt of Holdings has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the Securities that have come due have been paid in full in cash.

(d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

SECTION 10.04. When Distribution Must Be Paid Over. If the Trustee or any Holder receives a payment from Holdings in respect of Holdings’ Security Guarantee (except in Permitted Junior Securities or from the trusts described in Article VIII) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the Holders have actual knowledge that the payment is prohibited;

the Trustee or the Holders, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of Holdings. Upon the proper written request of the holders of Senior Debt of Holdings, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of Holdings or their proper representative.

SECTION 10.05. Subrogation. A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to Holders is not, as between Holdings and the Holders, a payment by Holdings on Senior Debt. After all Senior Debt is paid in full and until the Securities and Security Guarantees are paid in full, Holders will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt. Payments to holders of Senior Debt as a result of these provisions do not constitute, as between Holdings and the Holders, payments by Holdings on its Security Guarantee.

SECTION 10.06. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of Holders and holders of Senior Debt and do not impair, as between Holdings and the Holders, the obligation of Holdings, which is absolute and unconditional, to pay its Security Guarantee in accordance with its terms. The failure to make a payment pursuant to Holdings’ Security Guarantee by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities and the Security Guarantees upon an Event of Default or prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

SECTION 10.07. Subordination May Not Be Impaired By Issuer. No right of any holder of Senior Debt to enforce the subordination of the Securities will be impaired by any act or failure to act by the Issuer and the Guarantors or by their failure to comply with this Indenture.

SECTION 10.08. Rights of Trustee.

(a) The Trustee may continue to make payments on Holdings’ Security Guarantee and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, prior to the date of such payment, the Trustee receives notice satisfactory to it from the Issuer, a Guarantor or a holder of Senior Debt that payments may not be made under this Article.

(b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights, including rights under this Article, it would have if it were not Trustee. Nothing in this Article applies to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Debt pursuant to the agreements governing such Senior Debt, notices or consents under this Indenture from holders of such Senior Debt may be given only by their representative. Holdings shall promptly notify holders of its Senior Debt if payment of the Securities is accelerated because of an Event of Default.

SECTION 10.10. Trust Moneys Not Subordinated; Payments in Permitted Junior Securities. Notwithstanding anything to the contrary,

(i) payments from money or Government Notes held by the Trustee in trust under Article VIII and

(ii) distributions to Holders in the form of Permitted Junior Securities of Holdings are not subordinated to the prior payment of any Senior Debt or otherwise subject to these subordination provisions, and none of the Holders will be obligated to pay over any such payments or distributions to any holder of Senior Debt.

SECTION 10.11. Trustee Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Debt, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Debt pursuant to this Article, the Trustee and the Holders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Holders, or information provided by the holders of Senior Debt. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

SECTION 10.12. Trustee to Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on behalf of the Holder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 10.02.

SECTION 10.13. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt and will not be liable to any such holders if it mistakenly pays over or distributes to Holders, or to the Issuer or any other Person, any money or assets to which holders of Senior Debt are entitled by virtue of this Article.

SECTION 10.14. Reliance by Holder of Senior Debt on Subordination Provisions; No Waiver.

(a) Each Holder by accepting a Security acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the issuance of the Securities, to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

(b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring any liability or responsibility to the Holders of the Securities, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured;

(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

(3) release any Person liable in any manner for the payment of Senior Debt; or

(4) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.15. Trustee’s Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE XI

SECURITY GUARANTEES

SECTION 11.01. Security Guarantees.

(a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (g) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(c) Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

(f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 11.02. Limitation on Liability; Release.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) In the event of:

(i) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or

(ii) the sale or other disposition of Capital Stock of any Subsidiary Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer,

then the Person acquiring such assets (in the case of clause (i) and notwithstanding Section 5.02) or such Guarantor (in the case of clause (ii)) shall be automatically and irrevocably released and relieved of any obligations under its Security Guarantee and this Indenture; provided that such sale or other disposition is in compliance with this Indenture, including Section 4.06 (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with Section 4.06 needs to be so applied).

(c) In addition, any Subsidiary Guarantor that becomes an Immaterial Subsidiary shall be released from its Security Guarantee and this Indenture in accordance with the provisions of this Indenture and each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be automatically released from its Security Guarantee and this Indenture upon effectiveness of such designation.

(d) If the Security Guarantee of any Subsidiary Guarantor terminates pursuant to the foregoing provisions or pursuant to Section 4.12(c), such Person shall cease to be a Subsidiary Guarantor or otherwise a party to this Indenture and, upon request by the Issuer, the Trustee shall execute appropriate instruments acknowledging such termination and the release of such Person from its obligations under its Security Guarantee and hereunder. It is expressly acknowledged that the application of the Net Proceeds of any such sale or other disposition referred to in subsection (b) in accordance with Section 4.06 following the date of such release shall not be a condition precedent to such release and any failure to make such application as required by such Section 4.06 shall not cause the revocation of any such release (it being understood that such failure shall constitute a Default or Event of Default, as applicable).

SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06. Execution and Delivery of Security Guarantee. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit I) evidences the Security Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security after authentication by the Trustee constitutes due delivery of the Security Guarantee set forth in the Indenture on behalf of each Guarantor.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer:

ATD MergerSub, Inc.

c/o Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Joerg H. Esdorn

if to the Trustee:

Wachovia Bank, National Association

Attn: Corporate Trust—NC Bond Admin

NC1179

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Phone: (704) 374-2080

Fax: 383-7316

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be made in compliance with Section 313(c) of the TIA and mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state where the Corporate Trust Office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.10. No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.11. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Severability. In case any one or more of the provisions in this Indenture, in the Securities or in the Security Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ATD MERGERSUB, INC.,

By:	/s/ Donald Hardie
Name:	Donald Hardie
Title:	Secretary

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.,

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Teague
Name:	Patrick Teague
Title:	Vice President

EXHIBIT A

[FACE OF SECURITY]

ATD MERGERSUB, INC.

Senior Floating Rate Note Due 2012

[CUSIP] [CINS]

No.	$

ATD MergerSub, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                         , or its registered assigns, the principal sum of                          DOLLARS ($                    ) or such other amount as indicated on the Schedule of Exchange of Securities attached hereto on April 1, 2012.

Interest Rate: Prior to and including July 1, 2005, 9.34%; thereafter the Applicable Eurodollar Rate (reset quarterly) plus 6.25%.

Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing July 1, 2005.

Regular Record Dates: December 15, March 15, June 15 and September 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:	ATD MERGERSUB, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the Senior Floating Rate Notes Due 2012 described in the Indenture referred to in this Security.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

ATD MERGERSUB, INC.

Senior Floating Rate Note Due 2012

1. Principal and Interest.

The Company promises to pay the principal of this Security on April 1, 2012.

The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at a rate equal to the Applicable Eurodollar Rate (which will be reset quarterly) plus 6.25%, except that the interest rate for the period beginning on the Issue Date and ending July 1, 2005 will be 9.34% per annum. [The interest rate will be subject to adjustment as provided below.] 1 The amount of interest for each day that this Security is outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 365 and multiplying the result by the principal amount of the Security. The amount of interest to be paid for each interest period will be calculated by adding the Daily Interest Amounts for each day in the interest period. All percentages from the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and all dollar amounts resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Interest will be payable, in cash, quarterly in arrears (to the holders of record of the Securities at the close of business on the December 15, March 15, June 15 or September 15 immediately preceding the interest payment date) on each interest payment date, commencing July 1, 2005.

[The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated March 31, 2005, among the Company, the guarantors party thereto and the Initial Purchasers named therein (the “Registration Rights Agreement”). If:

(1)	the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

[1]	Include only for Initial Security or Initial Additional Security

(2)	any of such registration statements is not declared effective on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); or

(3)	unless the Exchange Offer shall not be permissable under applicable law or Commission policy, the Company fails to consummate the Exchange Offer (except with respect to certain non-eligible securities) within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Securities during the periods specified in the Registration Rights Agreement, except for suspensions during “blackout periods” as set forth in the Registration Rights Agreement

(each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the interest rate borne by this Security shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default, and shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum.]2

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange for this Security]3 (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date/date this Security was issued].4 Interest will be computed in the basis of a 365-day year based on the actual number of days elapsed.

[2]	Include only for Initial Security or Initial Additional Security
[3]	Include only for Exchange Security.
[4]	For Additional Securities, should be the date of their original issue.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

The Company will pay interest on overdue principal, premium, if any, and to the extent lawful, interest at a rate per annum equal to the interest rate otherwise payable on this Security. The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2. Indentures; Security Guarantee.

This is one of the Securities issued under an Indenture dated as of March 31, 2005 (as amended from time to time, the “Indenture”), among the Company, American Tire Distributors Holdings, Inc. (“Holdings”) and Wachovia Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The Securities are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to $140,000,000, but Additional Securities may be issued pursuant to the Indenture, and the originally issued Securities and all such Additional Securities vote together for all purposes as a single class. This Security is guaranteed by Holdings, on a subordinated basis, as set forth in the Indenture. Holdings’ guarantee is subordinated as set forth in the Indenture to all Obligations in respect of Senior Debt of Holdings (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt). Following consummation of the Merger, this Security will be guaranteed by the Subsidiary Guarantors as set forth in the Indenture.

3. Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity.

This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security.

If the Company deposits with the Trustee money or Government Notes sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Securities or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended, or and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

7. Authentication.

This Security is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Security.

8. Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

                                                     Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Security occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐	(1) This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐	(2) This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐	(3) This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By:
To be executed by an executive officer

[5]	Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box:  ☐

If you wish to have a portion of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount (in original principal amount) below:

$                     .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:[1]

[1]	Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES1

The following exchanges of a part of this Global Security for Physical Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Securities

EXHIBIT B

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR

B-1

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

C-1

EXHIBIT D

REGULATION S CERTIFICATE

                    ,

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Attention of: Corporate Trust Administration

Re:	ATD MergerSub, Inc. Senior Floating Rate Notes due 2012 (the “Securities”) Issued under the Indenture (the “Indenture”) dated as of March 31, 2005 relating to the Securities

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Securities issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Securities was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) under the circumstances described ni Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Securities.

4.	The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Securities was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

EXHIBIT E

RULE 144A CERTIFICATE

                    ,

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Attention of: Corporate Trust Administration

Re:	ATD MergerSub, Inc. Senior Floating Rate Notes due 2012 (the “Securities”) Issued under the Indenture (the “Indenture”) dated as of March 31, 2005 relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Securities issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20    , which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Securities to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

E-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

E-2

EXHIBIT F

INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE1

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Attention of: Corporate Trust Administration

Re:	ATD MergerSub, Inc. Senior Floating Rate Notes due 2012 (the “Securities”) Issued under the Indenture (the “Indenture”) dated as of March 31, 2005 relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Securities issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Securities and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Securities.

4.	We are not acquiring the Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Securities to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Securities may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Securities or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Securities will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

By:
Date:

Taxpayer ID number:

EXHIBIT G

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

CERTIFICATE OF BENEFICIAL OWNERSHIP

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Attention of: Corporate Trust Administration

Re:	ATD MergerSub, Inc. Senior Floating Rate Notes due 2012 (the “Securities”) Issued under the Indenture (the “Indenture”) dated as of March 31, 2005 relating to the Securities

Ladies and Gentlemen:

We are the beneficial owner of $                     principal amount of Securities issued under the Indenture and represented by a Temporary Offshore Global Security (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:
Date:

[FORM II]

CERTIFICATE OF BENEFICIAL OWNERSHIP

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Attention of: Corporate Trust Administration

Re:	ATD MergerSub, Inc. Senior Floating Rate Notes due 2012 (the “Securities”) Issued under the Indenture (the “Indenture”) dated as of March 31, 2005 relating to the Securities

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Securities represented by a Temporary Offshore Global Security issued under the above-referenced Indenture, that as of the date hereof, $                     principal amount of Securities represented by the Temporary Offshore Global Security being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Security excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Security submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND

THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER SECURITY.

H-1

EXHIBIT I

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

AMERICAN TIRE DISTRIBUTORS, INC.,

The Guarantor(s) Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

Senior Floating Rate Notes due 2012

I-1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,     , among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of March 31, 2005 (the “Indenture”), relating to the Company’s Senior Floating Rate Notes due 2012 (the “Securities”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Security Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XI thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

I-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

American Tire Distributors, Inc, as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

Wachovia Bank, National Association, as Trustee

By:
Name:
Title:

I-3